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                                                                   EXHIBIT 3.2

                                                          AMENDED AND RESTATED
                                                         THROUGH JUNE 15, 1999



                         AMENDED AND RESTATED BYLAWS

                                      OF

                              TBM HOLDINGS, INC.
                           (A FLORIDA CORPORATION)

                                  ARTICLE I

                                IDENTIFICATION

            1.1  Name.  The name of the corporation is TBM Holdings, Inc.

            1.2 Registered Office. The registered office of the Corporation shall be located in Tallahassee, Florida. The Corporation may have other offices, within or without the State of Florida, as the Board of Directors may determine from time to time or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

            2.1 Annual Meeting. An annual meeting of the shareholders of the Corporation shall be held each year on such date and time in the first six months of the Corporation's fiscal year as shall be designated by the Board of Directors, the chairman, if any, or the president of the Corporation, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date and at such time as shall be fixed by the Board of Directors, the chairman, if any, or the president and stated in the notice of the meeting. At such meeting, the shareholders shall elect by plurality vote directors and transact such other business as may properly come before the meeting.

            2.2 Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation of the Corporation, a special meeting of the shareholders shall be held on call of a majority of the members of the Board of Directors, the chairman, if any, or the president. Only business within the purpose or purposes of the special meeting notice may be conducted at a special shareholders' meeting.

            2.3 Place of Meetings. Both annual and special meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the


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State of Florida, as shall be designated by the body calling the meeting and stated in the notice of meeting or in a duly executed waiver of notice thereof.

            2.4 Notice. Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

            2.5 Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting before the adjournment is taken, and at the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, a new record date for the adjourned meeting is or must be fixed by law, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such adjourned meeting.

            2.6 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days before the meeting or action requiring a determination of shareholders. For the purpose of determining those shareholders entitled to take action without a meeting, such record date shall be at least ten (10) days prior to the action requiring a determination of shareholders. For the purpose of determining those shareholders entitled to notice of and to vote at an annual or special meeting, such record date shall be at least ten (10) days before the meeting. Notwithstanding the foregoing, so long as the Corporation is subject to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder relating to proxy solicitations (the "Proxy Rules"), the record date fixed by the Board of Directors for any annual or special meeting of the shareholders or any action by the shareholders to be taken by written consent without a meeting shall comply as necessary with the Proxy Rules.

               Once a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

            2.7 Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, unless otherwise required by law or the Articles of Incorporation. When a specified item of business is


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required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such items of business by that class or series, unless otherwise required by law or the Articles of Incorporation. If a quorum exists, action on a matter other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation.

            2.8 Voting of Shares. Except as otherwise provided by law or the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote or action of the shareholders.

            2.9 Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

                A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when presented.

            2.10 Proxies. A shareholder or such shareholder's attorney-in-fact or other person entitled to vote on behalf of such shareholder by statute, may vote the shareholder's shares in person or by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven (11) months from the date thereof, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder executing it, unless the appointment conspicuously states that it is irrevocable and the appointment is coupled with an interest.

            2.11 Action by Shareholders Without a Meeting. Except as may otherwise be provided in the Articles of Incorporation, action required or permitted by law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if one or more written consents describing the action taken are dated and signed by the holders of not less than the minimum number of votes of each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups entitled to vote thereon were present and voted. To be effective, the written consents must be delivered to the Corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary or another officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the


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earliest dated consent delivered in the manner required by law, written consents signed by the requisite number of holders required to take the action are delivered to the Corporation as herein provided.

                 Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger or other action for which dissenters' rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the applicable provisions of law regarding the rights of dissenting shareholders.

                                 ARTICLE III

                                  DIRECTORS

            3.1 Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, subject to any limitations now or hereafter set forth in the Articles of Incorporation.

            3.2 Compensation. The Board of Directors shall have the authority to fix from time to time the compensation of directors.

            3.3 Standards for Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith; in a manner he reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

            In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

            (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

            (b) Legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

            (c) A committee of the Board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes merits competence.


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            A director shall not be considered to be acting in good faith if he has knowledge of the matter in question that would cause such reliance described above to be unwarranted.

            3.4 Number. The Board of Directors shall consist of not less than one (1) director nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by the Board of Directors, or in the absence of such determination, shall be that number of directors elected at the preceding annual meeting plus the number, if any, elected since such meeting to fill a vacancy created by an increase in the size of the Board of Directors. The number of directors may be increased or decreased in the same manner or by amendment to these Bylaws, but no such decrease shall have the effect of shortening the term of any incumbent director.

            3.5  Election and Term.   Directors shall be elected by plurality
vote. At each annual meeting of the shareholders, the shareholders entitled to vote thereon shall elect directors to hold office until the next succeeding annual meeting and until their respective successors shall have been duly elected and qualified or until their earlier resignation or removal.

            3.6 Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

            3.7 Removal of Directors. The shareholders may remove one or more directors with or without cause at a meeting of the shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes of the meeting, is the removal of such director or directors.

            3.8 Quorum. A majority of the number of directors then fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, unless otherwise provided in the Articles of Incorporation or these Bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

            3.9 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held within or without the State of Florida.

            3.10 Regular Meetings. Each newly elected Board of Directors may hold a regular organizational meeting to elect officers and to transact such other business immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary for any purpose, or such meeting may be held at such other place, date and time as may be fixed in a notice of meeting given in accordance with the notice requirements for a special meeting. Other regular meetings of the Board of Directors may be held upon such notice,


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or without notice, and at such time and place as shall from time to time be determined by the Board of Directors.

            3.11 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board, if any, the president or the secretary or by a majority of the directors then in office on at least two (2) days' notice to each director, given either by mail, facsimile transmission, telegram, e-mail or other form of recorded communication or orally, in person or by telephone.

            3.12 Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in the notice or waiver of notice of such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                 A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

            3.13 Participation by Conference Telephone or other Means. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communications by which all directors participating may simultaneously hear one another during the meeting. Participation in this manner constitutes presence in person at a meeting.

            3.14 Action Without a Meeting. Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. Action taken in this manner is effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

                                  ARTICLE IV

                           COMMITTEES OF THE BOARD

            4.1 Designation. The Board of Directors shall have such standing committees as are provided in these Bylaws and may, by resolution adopted by a majority of the full Board of


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 Directors, constitute one or more other standing or special committees, each such committee to have two or more members who serve at the pleasure of the Board of Directors. A majority of the members of the Board may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or disqualified member at any meeting of the committee. Any such committee shall have and may exercise the powers and authority of the Board of Directors to the extent provided in these Bylaws or in the resolution of the Board, as in effect from time to time, constituting the committee or dealing with the scope of its powers, provided, however, that no such committee shall be entitled to take any action prohibited by law from time to time.

            4.2 Committee Action. The provisions of these Bylaws which govern meetings of the Board of Directors, notice and waiver of notice of such meetings, and quorum and voting requirements thereof shall apply to committees and their members as well. Each committee shall keep records of its acts and proceedings and report the same to the Board of Directors as and when required by the Board. Any member of a Committee may be removed from a committee at any time, with or without cause, by the affirmative vote of a majority of the members of the Board.

            4.3 Standing Committees. The Corporation shall have the following standing committees:

               (a) Compensation Committee. The Compensation Committee shall be composed of at least three directors, at least a majority of whom shall not be officers or employees of the Corporation. The Compensation Committee shall be responsible for approving and recommending as necessary to the Board of Directors the compensation arrangements for key management personnel of the Corporation and the Corporation's subsidiaries and affiliates. The Compensation Committee shall also be responsible for making recommendations to the Board of Directors with respect to the adoption of any incentive compensation, retirement or other similar plans benefiting the directors, officers and other key employees of the Corporation and the Corporation's subsidiaries and affiliates. This Committee shall also be responsible for reviewing and considering any loans or other financial accommodations to be made to key management personnel of the Corporation, ensuring that they are in compliance with applicable law and any policies pertaining thereto promulgated by the Corporation.

               (b) Audit Committee. The Audit Committee shall be composed of two or more directors who are not officers or employees of the Corporation. The Audit Committee shall be responsible for (i) recommending to the Board the firm to be appointed by the Corporation as its independent auditors; (ii) consulting with the Corporation's auditors on the plan of audit; (iii) reviewing with the Corporation's auditors the proposed audited financial statements of the Corporation and its consolidated subsidiaries, and accompanying management letter, if any, and reporting on the same to the Board; and (iv) reviewing with the Corporation's auditors periodically the adequacy of the Corporation's internal controls and where necessary, consulting with the Corporation's Chief Financial Officer and other financial personnel regarding same. The Audit Committee shall also be responsible for reviewing all related party transactions to which


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the Corporation is a party for potential conflicts of interest and making appropriate recommendations to the Board regarding same.

                                  ARTICLE V

                                   OFFICERS

            5.1 Designation; Election. A president, a secretary and when deemed necessary by the Board of Directors, a chairman of the board, one or more vice presidents, a treasurer and other officers, assistant officers and agents, shall be elected by the Board of Directors to hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal.

            5.2 Duties. The officers of the Corporation shall have the following duties:

                (a) Chairman of the Board. If designated as chief executive officer of the Corporation, the chairman of the board shall have the duties and authority customarily vested in a chief executive officer of a corporation, including general and active management of the business and affairs of the Corporation, subject to the direction of the Board of Directors. The chairman shall also preside at all meetings of the shareholders and Board of Directors. The chairman shall have and perform such other duties as may from time to time be assigned by the Board of Directors.

                (b) President. If the chairman of the board has not been designated as the chief executive officer of the Corporation or no chairman of the board has been appointed, the Board of Directors may, but shall not be required to designate the president as the chief executive officer of the Corporation, in which event the president shall have general and active management of the business and affairs of the Corporation, subject to the direction of the Board of Directors and shall preside at all meetings of the shareholders and Board of Directors. In the event that a chairman of the board has been appointed and designated by the Board of Directors as chief executive officer of the Corporation, the president shall be responsible for the day to day management of the Corporation. The president shall also perform such other duties and have such other authority and powers as these Bylaws may provide or as the Board of Directors or chairman may prescribe from time to time.

                (c) Vice Presidents. Vice presidents, when elected, shall have the respective powers and perform the respective duties as the Board or the president may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the president, or in case of his absence or inability to act, the vice president designated by the Board or the president, shall perform the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president.

                (d) Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees


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of the Board when required.  The secretary shall also give, or cause to be given, notice of all meetings of the shareholders and where required, meetings of the Board of Directors and shall be the principal officer of the Corporation responsible for authenticating the corporate records. The secretary shall also perform such other duties as these Bylaws may provide or the Board of Directors or the president may assign from time to time.

                (e) Assistant Secretary. Assistant secretaries, when elected in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the president or secretary may from time to time delegate.

                (f) Treasurer. The treasurer shall be the financial officer of the Corporation, charged with overall oversight of its fiscal affairs. In such capacity, the treasurer shall cause to be prepared the financial statements of the Corporation and shall make reports in respect thereof and the Corporation's financial condition, whenever requested by the Board of Directors. The treasurer shall have general oversight of the other financial personnel of the Corporation and the administration of the Corporation's funds and other valuables. In furtherance thereof, such officer shall arrange for all funds and other valuables of the Corporation to be deposited in the name and to the credit of the Corporation in depositories designated by the Board of Directors. The treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the president may from time to time delegate.

                (g) Assistant Treasurer. Assistant treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. Any assistant treasurer shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the president or treasurer may from time to time delegate.

                (h) Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board may assign.

            5.3 Transfer of Authority. In case of the absence or disqualification of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board approves.

            5.4 Resignations; Removal. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.


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                Removal of an officer shall be without prejudice to the
contract rights, if any, of the officer so removed. The election or appointment of an officer or agent shall not of itself create any such contract rights.

            5.5 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the Bylaws shall have expressly reserved such powers to the shareholders.

                                  ARTICLE VI

                                CAPITAL STOCK

            6.1 Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or a vice-chairman of the Board, if any, or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificated form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates for shares shall have noted thereon any information required to be set forth by law in the manner therein required.

                Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required to be set forth on certificated shares.

            6.2 Consideration and Payment. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or securities of the Corporation or of another corporation or entity. No certificate shall be issued for any shares until the full amount of the consideration has been paid or delivered.

            6.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate


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(including, without limitation, a surety bond), to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

            6.4 Transfer of Shares. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new stock certificate and cancel the old certificate, in the case of a certificated security, upon presentation for transfer of the certificated security duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. In the case of an uncertificated security, the Corporation or its transfer agent shall register a transfer of an uncertificated security after complying with all necessary requirements imposed on an issuer under Article 8 of the Uniform Commercial Code of the State of Florida in respect of such transfer and registration. Notwithstanding the foregoing, no transfer of a certificated or uncertificated security shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law (including federal or applicable state securities laws), by the Articles of Incorporation or a bylaw of the Corporation or by any shareholders or other agreement to which the shares to be transferred are subject.

                                 ARTICLE VII

                              CORPORATE RECORDS

            7.1 Corporate Records. The Corporation shall keep as permanent records minutes of the proceedings of its shareholders, Board of Directors and committees of directors. The Corporation shall also maintain accurate accounting records.

                The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

                The Corporation shall maintain the foregoing records in written form or in any other form capable of being converted into written form within a reasonable time.

            7.2 Financial Information. Not later than 120 days after the close of each fiscal year, the Corporation shall furnish to its shareholders annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

            8.1  Distributions and Reserves.

                (a) Declaration and Payment. Subject to law and the Articles of Incorporation, dividends and other distributions may be declared by the Board of Directors at any


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regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

                (b) Reserves. By resolution the Board of Directors may create such reserve or reserves out of any funds of the Corporation available for distributions as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

            8.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

            8.3 Seal. The corporate seal, shall have inscribed thereon the name of the Corporation, the year of incorporation and the words, "Corporate Seal, Florida."

                                  ARTICLE IX

                               INDEMNIFICATION

            9.1 Indemnity. The Corporation shall indemnify to the maximum extent required or permitted by applicable law, any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (each, a "proceeding"), including a proceeding by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan, other enterprise or other entity (an "Other Organization"), against judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) (collectively, "liability") actually and reasonably incurred by the person in such a proceeding.

                No indemnification shall be permitted hereunder unless mandatory in accordance with applicable law or authorized in the specific case upon a determination made in accordance with applicable law that indemnification is proper in the circumstances because the proposed indemnitee has met the applicable standard of conduct to permit such indemnification.

            9.2 Expenses. Reasonable expenses incurred by a director or officer in defending a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding and without a determination of entitlement to indemnity as required by law, after the Corporation receives a written undertaking by the affected director or officer to repay such amount in the event that it shall be ultimately determined that such director or officer has not met the applicable standard of conduct or if it is ultimately determined that indemnification of such director or officer against expenses in connection with such proceeding is prohibited by law.


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

            9.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person so serving the Corporation or at the request of the Corporation against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify or advance expenses to such person against such liability pursuant to law.

            9.4 Merger, etc. For purposes of this Article 9, references to the "Corporation" include any domestic or foreign predecessor entity of the Corporation in a merger, conversion or other transaction to the extent permitted by applicable law.

                                  ARTICLE X

                          CONTROL-SHARE ACQUISITIONS

            Section 607.0902 (control-share acquisitions) of the Florida Business Corporation Act does not apply to control share acquisitions of shares of the Corporation and, without in any way limiting the generality of the foregoing, shareholders of the Corporation shall not have the rights provided in Subsection (11)(a) of said Section 607.0902.

                                  ARTICLE XI

                                  AMENDMENT

            These Bylaws may be repealed or amended, and new bylaws may be adopted by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors.



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